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                                                                      Exhibit 10

                                TSENG LABS, INC.
                             1995 STOCK OPTION PLAN


                  The purpose of the Tseng Labs, Inc. 1995 Stock Option Plan (the "Plan") is to provide designated employees (including employees who are also officers and directors) of Tseng Labs, Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as the "Company") and selected consultants to the Company with the opportunity to receive grants of incentive stock options and nonqualified stock options; provided, however, that consultants shall be eligible to receive only nonqualified stock options. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders and will align the economic interests of the participants with those of the stockholders.

1. Administration

                  The Plan shall be administered and interpreted by a committee (the "Committee") consisting of two or more non-employee members of the Board of Directors of the Company (the "Board"). Members of the Committee shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

                  Subject to the provisions of Section 5, the Committee shall have the sole authority to (i) determine the individuals to whom options shall be granted under the Plan, (ii) determine the type, size and terms of the options to be granted to each such individual, (iii) determine the time when the options will be granted and the duration of the exercise period, including the criteria for vesting and the acceleration of vesting, and (iv) deal with any other matters arising under the Plan.

                  The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in the best interest of the Company and in keeping with the objectives of the Plan. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
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2. Grants

                  Incentives under the Plan shall consist of incentive stock options and nonqualified stock options (hereinafter collectively referred to as "Stock Options"). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the Optionees.

3. Shares Subject to the Plan

                  (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company, par value $0.005 (the "Company Stock") that have been or may be issued or transferred under the Plan is 3,000,000 shares, in the aggregate. Notwithstanding anything in the Plan to the contrary, during the term of the Plan, the maximum aggregate number of shares of Company Stock that shall be subject to Stock




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Options granted under the Plan in any calendar year to any single employee shall be 10% of the aggregate number of shares specified in the preceding sentence.
The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, are cancelled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan.

                  (b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Stock Options, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Stock Options, and the price per share or the applicable market value of such Stock Options, and the other terms and conditions of the Stock Options, as the Committee may deem necessary or desirable, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with Section 422 of the Code.

4. Eligibility for Participation

                  All individuals employed by the Company or a subsidiary ("Employees") (including Employees who are officers or members of the Board) who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, and consultants to the Company whose performance, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, shall be eligible to participate in the Plan. The Committee shall select the individuals to receive Stock Options (the "Optionees") and determine the number of shares of Company Stock subject to a particular Stock Option in such manner as the Committee determines. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant.

                  Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for any other proper corporate purpose.

5. Granting of Options
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                  (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant.

                  (b) Type of Option and Price. The Committee may grant options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that consultants shall be eligible to receive only Nonqualified Stock Options under the Plan.

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                  The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Company Stock on the date such Stock Option is granted and in no event, based upon the facts known at the time of the grant, may a purchase price be established hereunder that would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

                  The "fair market value" of the Company Stock on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on a principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported. If the shares are not listed or included on a principal exchange or other recognized market source, the "fair market value" shall be the mean between the last reported "bid" and "asked" prices thereof, as reported on Nasdaq, or if not so reported, as reported by the National Daily Quotation Bureau, Inc. or other financial reporting service, as applicable and as determined by the Committee on the day the Stock Option is granted.

                  (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

                  (d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon a Change in Control.

                  (e) Manner of Exercise. An Optionee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Each such notice shall specify the number of shares to be purchased. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

                  (f) Termination of Employment, Disability or Death.

                           (1) Employees.

                               (i) In the event the Optionee during the
Optionee's lifetime ceases to be an employee of the Company for any reason other than death, "disability," retirement approved by the Company, or "termination for cause" by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 90 days (or one year with respect to an Optionee who is an "insider" pursuant to Section 16 of the Exchange Act) of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period
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(except as the Committee may otherwise provide in the Grant Letter). Any of the
Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).

                               (ii) In the event the Optionee ceases to be an
employee of the Company on account of a "termination for cause" by the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee (except as the Committee may otherwise provide).

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                                (iii) In the event the Optionee ceases to be an
employee of the Company on account of becoming "disabled" or on account of the Employee's death, any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised within one year of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).

                                (iv) In the event the Optionee ceases to be an
employee of the Company on account of retirement approved by the Company, any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall remain exercisable until the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Notwithstanding anything herein to the contrary, any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall continue to become exercisable after such date in accordance with the terms and conditions specified in the Grant Letter.

                                (v) Notwithstanding anything herein to the
contrary, solely for the purposes of this Section 5(f)(1), if an Optionee ceases to be an employee of the Company, but continues to serve the Company as a member of the Board, such Optionee shall not be considered to have ceased to be an employee of the Company, until the Optionee ceases to so serve as a member of the Board.

                                (vi) For the purposes of this Section 5(f)(1)
the following terms shall be defined as follows:

                                     (A) "disability" shall mean an Optionee's
becoming disabled within the meaning of Section 22(e)(3) of the Code; and

                                     (B) "termination for cause" shall mean a
termination of an Optionee upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company, or has been engaged (i) in any sort of disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company, including without limitation, employment with or assistance to a competitor, either during the term of employment or after the term of employment in violation of a covenant not to compete signed by the employee, or (ii) in any sort of willful misconduct, including, without limitation, willful neglect of duties, insubordination, or commission of conduct exposing the Company to civil or criminal liability.

                           (2) Consultants.

                (i) In the event an Optionee who is a consultant
          to the Company, during the Optionee's lifetime ceases to be a consultant for any reason other than becoming an employee of the
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          Company, or "termination for cause" (as defined below) by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 90 days of the date on which the Optionee ceases to be a consultant, but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be a consultant shall terminate as of such date (except as the Committee may otherwise provide in the Grant Letter).


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                               (ii) In the event the Optionee ceases to be a
          consultant to the Company on account of a "termination for cause" by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to serve in such capacity (except as the Committee may otherwise provide in the Grant Letter).

                  (g) Satisfaction of Option Price. An Optionee shall pay the option price specified in the Grant Letter (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in a Grant Letter that payment may be made in whole or in part in shares of Company Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Company Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate fair market value on the date of delivery that is at least as great as the Option Price of the shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Company Stock, accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of Company Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the shares (or relevant portion thereof) with respect to which such Option is to be exercised, the stock certificate issued to the Optionee shall represent the sum of (i) the Option shares in respect of which payment is made and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Company Stock to exercise an Option as it deems appropriate.

                  (h) Rule 16b-3 Restrictions. Unless an Optionee could otherwise transfer Company Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Company Stock issued upon exercise of such option.

                  (i) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

                  (j) Optional Purchase by the Company. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options. Notwithstanding the foregoing, if any right granted pursuant to this Subsection would make any corporate transaction ineligible for pooling of
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interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, or would otherwise affect the tax treatment of any such transaction, the Optionee shall not be able to receive a cash payment in lieu of the exercise of his or her Stock Options.
7. Transferability of Options

                  Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if

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permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee's will or under the applicable laws of descent and distribution.

                  Notwithstanding the foregoing, the Committee may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee's spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer") provided that the Employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continues to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer.

8. Change in Control of the Company

                  As used herein, a "Change in Control" shall be deemed to have occurred upon the earliest to occur of the following events:

                  (a) the date that a liquidation or dissolution of the Company occurs; or

                  (b) the date that the sale of all or substantially all of the Company's assets occurs;

                  (c) the date of the merger or consolidation of the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of Company Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation immediately after the merger or consolidation, which common stock is to be held in the same proportion as such holders' ownership of Company Stock of the Company immediately before the merger or consolidation;

                  (d) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 13(d)(3) or Section 14(d)(2) of the Exchange
Act), other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over, more than 50% of the outstanding shares of Company Stock; or

                  (e) the first day after the date of this Plan when directors are elected such that a majority of the Board shall have been members of the Board for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

9. Certain Corporate Changes

         (a) Notice.
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                  (i) If a Change in Control as described in Section 8(a), (b), or (c) of the Plan will occur, then, at least 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder approval is not required) of such Change in Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change in Control.


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                  (ii) If a Change in as described in Section 8(d) may occur without approval by stockholders (or approval by the Board) and does so occur, or a Change in Control as described in 8(e) occurs, then, at least 10 days after such Change in Control, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

         (b) Election Period. In connection with the Change in Control and effective only upon such Change of Control, each such Optionee shall thereupon have the right, within 20 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change in Control pursuant to
Section 5(d) of the Plan).

         (c) Election Right. During the Election Period, each such Optionee shall have the right to elect:

             (i) To exercise in full any installments of such Stock Options not previously exercised;

             (ii) Subject to the Committee's approval, to surrender all or part of such outstanding Stock Options, in exchange for a cash payment by the Company in an amount equal to the excess over the purchase price of the Change of Control Price (as defined below) of the shares of Company Stock subject to the Optionee's outstanding Stock Options; provided, however, that if the Change of Control is within six months after the date of grant of a particular Stock Option held by an Optionee who is subject to Section 16(b) of the Exchange Act, any cash payment to the Optionee shall be made on the day which is six months and one day after the date of grant of such Stock Option; or

             (iii) To surrender all or part of such outstanding Stock Options, in exchange for a transfer of Company Stock with a fair market value (as defined in Section 5(b)) equal to the cash payment described in Subsection (ii).

         (d) Termination of Stock Options. If an Optionee does not make a timely election in accordance with Subsection (c) in connection with a Change in Control described in Section 8(c) where the Company is not the surviving company (or survives only as a subsidiary of another company), such Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, an option will not terminate if assumed by the surviving or acquiring company, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the option occurs under circumstances which are not deemed a modification of the option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

         (e) Accounting and Tax Limitations.

                  (i) Notwithstanding the foregoing, if the right described in Subsection (c)(2) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control, that but for those provisions would otherwise be eligible for such treatment the Optionee shall receive shares of Company Stock with a fair market value (as defined in Section 5(b)) equal to the cash that would otherwise be payable hereunder in substitution for the cash.

                  (ii) Notwithstanding the foregoing, if the termination of the Stock Options described in Subsection (d) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16, that but for such provision would otherwise be eligible for such treatment, each affected Optionee shall receive a replacement or substitute stock option issued by the surviving or acquiring company.

         (f) Change in Control Price. For purposes of this Section, Change in Control Price shall mean the higher of:

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                  (i) the highest reported sales price of a share of Company
Stock in any transaction reported on an exchange or NASDAQ, or paid in any private transaction during the 60-day period prior to and including the date of the approval of the stockholders of the Company of such Change of Control and

                  (ii) if the Change in Control is the result of a tender or exchange offer, the highest price per share of Company Stock paid in such tender or exchange offer.

Notwithstanding the foregoing, in the case of a Stock Option which is held by an Optionee who is subject to Section 16(b) of the Exchange Act and was granted within six months of the occurrence of a Change in Control, then the Change of Control Price for such Stock Option shall be the fair market value (as defined in Section 5(b)) of the Company Stock on the date the Stock Option is cancelled.

10. Amendment and Termination of the Plan

                  (a) Amendment. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number of shares (or individual limit for any single Optionee) of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company, and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

                  (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

                  (c) Termination and Amendment of Outstanding Stock Options. A termination or amendment of the Plan that occurs after a Stock Option is made shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Committee acts under Section 21(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under
Section 21(b) hereof or may be amended by agreement of the Company and the Optionee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns.

11. Funding of the Plan

                  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

12. Rights of Individuals

                  Nothing in this Plan shall entitle any Employee, consultant or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving
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any Employee or consultant any rights to be retained by or in the employ of the
Company or any other employment rights.

13. No Fractional Shares

                  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise

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
eliminated.

14. Withholding of Taxes

                  The Company shall have the right to require the Optionee or other person receiving shares of Company Stock upon the exercise of a Stock Option to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options or the Company shall have the right to deduct from other wages paid to the Employee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option, if then authorized by the Committee and applicable law) the amount of any withholding due with respect to such Stock Options. The Company's obligation to make any delivery or transfer of shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

15. Agreements with Optionees

                  Each Stock Option made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

16. Requirements for Issuance of Shares

                  No Company Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

17. Headings

                  Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date

                  Subject to the approval of the Company's stockholders, this Plan shall be effective as of November 8, 1995.

19. Exculpation.

                  No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder, provided that this Section 19 shall not apply to (i) any breach of such member's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under
Section 16-10-44 of the Utah Business Corporation Act, and (iv) any transaction from which the member derived an improper personal benefit.

20. Indemnification.

                  Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or By-laws in connection with or

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
arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

21. Miscellaneous

                  (a) Substitute Grants. The Committee may make a grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

                  (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Stock Options shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. Notwithstanding anything in the Plan to the contrary, if Rule 16b-3 ceases to apply to the Plan for any reason, all requirements provided for in the Plan relating to Rule 16b-3 shall be null and void as of the date Rule 16b-3 so ceases to apply. The Committee may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (c) Ownership of Stock. An Optionee or Successor Optionee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

                  (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

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